Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
HELMERICH & PAYNE, INC.
As amended March 1, 2006

BY-LAWS
OF
HELMERICH & PAYNE, INC.
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent shall be The Corporation Trust Company.
     Section 2. Other Offices. The Corporation may also have offices at Tulsa, Oklahoma, and at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS’ MEETINGS
     Section 1. Place of Meetings. Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. Notwithstanding the above, the Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Delaware law.

     Section 2. Annual Meetings. The annual meeting of stockholders for the election of Directors and any other business that may properly be brought before the meeting shall be held on such date and time as shall be designated from time to time by the Board of Directors.
     Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders, for any purpose or purposes, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of the meeting (or any supplement thereto).
     Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given, which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.
     Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present, or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
     Section 6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the Corporation’s capital stock issued and outstanding, and entitled to vote thereat, present in person, by means of remote communications, if any, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, by means of remote communications, if any, or by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.
     Section 7. Voting. Unless provided by law, the Certificate of Incorporation or these By-Laws, the authorization of any action or the transaction of any business at any meeting of the stockholders at which a quorum is present (other than the election of Directors which shall be decided by a plurality of the votes of the shares present in person or represented by proxy) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 10 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to one (1) vote for each share of capital stock having voting power and entitled to vote thereat. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
     Section 8. Proxies. At any meeting of the stockholders, each stockholder entitled to vote may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
     (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
     (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such electronic transmission, provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     Section 9. List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at a meeting of stockholders, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of meeting during the whole time of the meeting and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     Section 10. Determination of Record Date.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors shall fix a record in accordance with the procedures of this Section 10(b). Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Within ten (10) days after receiving such a notice, the Board of Directors shall fix as a record date for such proposed action by written consent such date as the Board shall consider appropriate in the circumstances.
     Section 11. Nature of Business at Meetings of Stockholders.
     (a) No business may be transacted at a stockholder meeting, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the stockholder meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 11. The chairman of the meeting may, in his sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with procedures of this Section 11.
     (b) Without limiting any other notice requirements imposed by law, the Certificate of Incorporation or these By-laws, any nomination for election to the Board of Directors or other proposal to be presented by any stockholder at a stockholder meeting will be properly presented only if written notice of such stockholder’s intent to make such nomination or proposal has been delivered or mailed to and received by the Secretary (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
     (c) Such notice by the stockholder to the Corporation shall set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other stockholder proposal), and shall include, without limiting the foregoing: (i) the name and address of the stockholder who intends to present the nomination or other proposal and of the person or persons, if any, to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder; (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the stockholder; (v) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors; and (vi) the consent of each nominee, if any, to serve as a Director of the Corporation if elected.

     Section 12. Conduct of Meetings. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her doing so, the meeting is immediately adjourned. The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting. A resolution or motion shall be considered for vote only if all requirements under law, the Certificate of Incorporation, these By-Laws or otherwise for consideration of such a resolution or motion have been duly satisfied as determined by the chairman in his or her absolute discretion, from which there shall be no appeal.
     Section 13. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with to the extent permitted by law, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken and such written consents are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. A minute of any such corporate action consented to in writing by all the stockholders shall be inserted in the records of the Corporation as of the date such action was taken. The minute shall state that such action was taken in lieu of an annual or a special meeting or other action required to be taken by the stockholders, and the written consent of all the stockholders shall either appear at the foot of such minute or be filed with the records of the

Corporation with such minute. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall request a record date in accordance with Section 10(b) hereof.
ARTICLE III
DIRECTORS
     Section 1. Number and Election of Directors. The number of Directors which shall constitute the entire Board of Directors shall consist of not less than three nor more than 15 Directors, the exact number of which shall from time to time be fixed by a majority of the entire Board of Directors. If the number of Directors is increased, as provided above or otherwise pursuant to law, such increase shall be deemed to create vacancies to be filled as provided in Section 6. A decrease in the number of Directors shall not effect the term of office of any Director then in office. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders and each Director so elected shall hold office until the next election of the class for which such Director has been chosen and until such Director’s successor has been duly elected and qualified, or until such Director’s earlier death, resignation or removal.
     Section 2. Qualification. No person shall be eligible to be nominated to be a Director who will have attained the age of 72 years on or before the annual meeting of stockholders at which he or she is to be elected nor shall any Director be eligible to be appointed by the Board of Directors to fill a vacancy if he or she has or shall have attained the age of 72 years at the time of appointment. No Officer of the Corporation, other than a person who is or has been Chairman of the Board or President, shall become nor may remain a member of the Board of Directors after ceasing to be an officer. Directors need not be stockholders. The Board of Directors may by a resolution passed by a two-thirds vote of the entire Board of Directors, excluding from such voting the Director that is the subject of the vote, waive the qualifications set forth in this Section 2 with respect to any director if the Board of Directors determines that such action is in the best interests of the Corporation.
     Section 3. Classes of Directors. The Board of Directors shall be divided into three classes. Each class shall consist, as nearly as possible, of one-third the total number of Directors constituting the entire Board of Directors. Except as otherwise provided for filling vacancies, the Directors of the Corporation shall be elected by class at the annual meeting of stockholders to serve for a three-year term and until their successors are duly elected and qualified. Vacancies in any class that occur prior to the expiration of the then current term of such class if filled by the Board of Directors shall be filled for the remainder of the full term of such class. If the number of Directors is changed, any increase or decrease of Directors shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director appointed to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors have the effect of removing or shortening the term of any incumbent Director.
     Section 4. Meetings. The Board of Directors may hold meetings and keep the books of the Corporation outside of Delaware at such places as the Board of Directors may from time to time determine. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board, the President or the Secretary on no less than twenty-four (24) hours notice to each Director, either personally, by mail (regular or express), facsimile transmission, e-mail or other means of electronic transmission or by any combination thereof. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors. Notice of the calling of any special meeting may be disseminated in any manner set forth above by the person calling the meeting or by the Secretary or any Assistant Secretary provided such notice indicates the person who has duly called the special meeting. Notice shall state the time and place of the special meeting to be so held. Except as otherwise specifically provided in these By-laws, no notice of the objects or purposes of any special meeting of the Board of Directors need be given and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any such special meeting.
     Section 5. Quorum. Except as otherwise provided by law, the Certificate of Incorporation, or by these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Except as otherwise provided by the charter of any committee of the

Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of committee business.
     Section 6. Vacancies. If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, an increase in the number of Directors or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor, who shall hold office for the unexpired term in respect to which such vacancy occurred and until his or her successor shall have been elected and qualified..
     Section 7. Duties and Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
     Section 8. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report to the Board when required.
     Section 9. Compensation. Directors, as such, may be paid a fixed sum and expenses of attendance, if any,

for attendance at each regular or special meeting of the Board and at each committee meeting, a stated salary for service as a Director or a combination thereof. Director compensation may be paid in cash or securities. No such payment shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
OFFICERS
     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors, who at any time, may elect a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice-Presidents, a Secretary, and a Treasurer. The Board of Directors may also designate any one or more Vice-Presidents, as Executive Vice-Presidents, Senior Vice-Presidents, Financial Vice-President or otherwise and may elect or appoint such additional officers, including Assistant Secretaries and Assistant Treasurers, and agents as the Board of Directors may deem advisable. Any two or more offices may be held by the same person, except the offices of Chairman of the Board and Secretary and the offices of President and Secretary. None of the officers of the Corporation, except the Chairman of the Board, need be a member of the Board of Directors.
     Section 2. Election. The Board of Directors, at the meeting held before each annual meeting of stockholders, or as soon as conveniently possible, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

     Section 3. Vacancies. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
     Section 4. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.
     Section 5. Chairman of the Board. Unless otherwise stated in these By-laws, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.
     Section 6. Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the Corporation, and in the absence of or upon the invitation of the Chairman of the Board, shall preside at all meetings of the stockholders and, provided he or she is also a Director, the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.
     Section 7. Chief Operating Officer. In the event that the Board of Directors shall have chosen a Chief Executive Officer, they may choose a Chief Operating Officer. The Chief Operating Officer shall have general supervision over the ordinary details relating to the Corporation’s business; he or she shall always proceed, however, pursuant to the instructions of the Chief Executive Officer. It shall be the duty of the Chief Operating Officer to report to the Chief Executive Officer daily the exact nature, extent, terms and conditions of all business, contracts and commitments; to render promptly such statements and reports touching upon the business of the Corporation in his charge as may be called for from time to time by the Chief Executive Officer or by the Board of Directors; and to perform such other duties as the Board of Directors may from time to time prescribe.
     Section 8. President. The President, in the absence or upon the invitation of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and, provided he or she is also a Director, the Board of Directors. The President shall have, subject to the authority of the Chairman of the Board and/or the Chief Executive Officer, general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors or as required by law, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties that are incident to the office of the President or as the Board of Directors may from time to time prescribe.
     Section 9. Vice-Presidents. The Vice-Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, or at his request, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe.
     Section 10. Secretary and Treasurer. The Secretary and the Treasurer shall perform those duties that are incident to their offices, or as the Board of Directors may from time to time prescribe, or are assigned to them by the Certificate of Incorporation or these By-laws.
     Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or the Secretary. The Assistant Treasurers, in the order of their seniority, shall, in the absence of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform any other duties as may be assigned by the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or the Treasurer.
     Section 12. Other Officers. Other officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the Board of Directors from time to time. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
     Section 13. Absence or Disability. In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any Director, or any other person whom it may select.
     Section 14. Voting Corporation’s Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, in that order, or in the event of their inability to act, the Vice-President designated by the Board of Directors to act in the absence of the Chairman of the Board, the Chief Executive Officer or the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present or represented by proxy. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE V
STOCK
     Section 1. Certificates of Stock; Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on a certificate may be a facsimile.
     Section 2. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Board of Directors need not act specifically upon the replacement of each lost or destroyed certificate, but may delegate to the officers of the Corporation the power to authorize, in writing, without further authority of the Board of Directors, the transfer agent of the Corporation to issue a new certificate or certificates of stock in replacement of certificates alleged to have been lost, stolen, or destroyed; provided, however, that no replacement certificates shall be issued unless there shall first have been furnished to the Corporation or its transfer agent satisfactory proof of such loss, theft, or destruction, and adequate protection to the Corporation and its transfer agent under an appropriate bond of indemnity under which they shall be named as obligee, and which bond shall be in an amount and form satisfactory to the officer of the Corporation issuing the written authorization.
     Section 3. Stock Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 4. Dividends. Subject to the provisions of the Certificate of Incorporation, if any, and Delaware law, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Delaware law). Dividends may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.
     Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 6. Record Owners. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     Section 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 2. Checks, Drafts, Notes. All checks or demands for money and notes of the Corporation shall be signed and/or countersigned by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall begin the first day of October in each year.
     Section 4. Notice and Waiver of Notice.
     (a) Whenever notice is required by these By-laws to be given to any Director or stockholder, it shall not be construed to mean personal notice, and any notice so required shall be deemed to be sufficient if given in writing by any of the following means: (i) given by depositing in the mail with postage thereon prepaid, addressed to such Director or stockholder at such person’s address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing; (ii) given by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (iii) given by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; or (iv) given by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, and such notice shall be deemed to have been given upon the later of (A) such posting and (B) the giving of such separate notice. Without limiting the manner by which notice may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Notice to Directors may be given personally.

     (b) Any notice required to be given under these By-laws may be waived in writing, signed by the person entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein. Consent in writing to any action by all of the stockholders pursuant to Article II, Section 13 shall be deemed a waiver by such stockholder of all notice in respect to such action.
ARTICLE VII
AMENDMENTS
     Section 1. Amendments of By-Laws. These By-laws may be altered, amended or repealed (i) at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or (ii) by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting.

22